Ark Restaurants Announces Financial Results
              for the Fourth Quarter and Full Year 2005


    NEW YORK--(BUSINESS WIRE)--Dec. 22, 2005--Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and full year ended October 1, 2005.
    The Company reports fiscal years under a 52/53-week format. The fiscal year ended October 2, 2004 was a 53 week year. The fiscal year ended October 1, 2005 was a 52 week year. Having one less week in the fourth quarter and full year ended October 1, 2005 negatively impacted the comparison of results during these periods.
    EBITDA from continuing operations for the three-month period ended October 1, 2005 was $3,920,000 versus $4,686,000 during the same three-month period last year. The Company's income from continuing operations for the three-month period ended October 1, 2005 was $2,063,000, or $0.60 per share ($0.58 per diluted share), as compared to $3,350,000, or $0.99 per share ($0.95 per diluted share), for the same three-month period last year. The absence of an extra week of sales and a higher tax rate, which was 28.6% for the fourth quarter of fiscal 2005 versus 16.2% for the same period in fiscal 2004, had a significant negative impact on earnings during the fourth quarter ended October 1, 2005.
    Total revenues from continuing operations for the three-month period ended October 1, 2005 were $31,137,000 versus $33,343,000 in the three months ended October 2, 2004. Total sales for the 53rd week of fiscal 2004 were $2,370,000. If the extra week of the fourth quarter of fiscal 2004 were excluded from same store sales, same store sales would have increased 0.7% Company-wide, decreased 2.8% in Las Vegas, increased 5.7% in New York and increased 0.1% in Washington, D.C. Sales from the Company's Las Vegas operations represented 56.0% of the Company's total sales during the three-month period ended October 1, 2005.
    For the year ended October 1, 2005, EBITDA from continuing operations was $12,617,000 versus $13,803,000 in fiscal 2004. The Company's income from continuing operations for the year ended October 1, 2005 was $6,217,000, or $1.81 per share ($1.75 per diluted share), as compared to $7,356,000, or $2.23 per share ($2.13 per diluted share), last year. The absence of an extra week of sales and a higher tax rate, which was 30.9% for year ended October 1, 2005 versus 27.6% for the year ended October 2, 2004, had a negative impact on earnings during the year ended October 1, 2005.
    Total revenues from continuing operations for fiscal 2005 were $115,577,000 versus $115,698,000 in fiscal 2004. If the extra week of fiscal 2004 were excluded from same store sales, same store sales would have increased 1.2% Company-wide, decreased 2.0% in Las Vegas, increased 5.7% in New York and increased 5.3% in Washington, D.C. Sales from the Company's Las Vegas operations represented 53.0% of the Company's total sales during the fiscal year ended October 1, 2005.
    The Company's Board of Directors recently appointed a new member, Robert Thomas ("Tom") Zankel. Mr. Zankel is a portfolio manager at Iridian Asset Management, an institutional money management company with over $10 billion under management. The Company welcomes Tom to its Board of Directors.
    Michael Weinstein, Chairman, President and CEO of Ark Restaurants Corp., stated "Earnings for the year were not only effected by disappointing results at the Venetian Casino Resort and higher tax rates, but also by factors such as the minimum wage increases in New York and Washington, D.C., the cost of compliance with the Sarbanes-Oxley Act and increased energy costs."
    Subsequent to the year-end, the Company opened its new margarita bar on the floor of the Village Streets food court in front of its Gonzalez y Gonzalez operation in the New York-New York Hotel & Casino Resort and a new bar, Luna Lounge, at the Resorts Atlantic City Hotel and Casino in Atlantic City, New Jersey. The Company expects its Gallagher's Steakhouse operation, also at the Resorts Atlantic City Hotel and Casino, to open on New Years Eve 2005.
    Ark Restaurants owns and operates 23 restaurants and bars, 26 fast food concepts, catering operations and wholesale and retail bakeries. Eight restaurants are located in New York City, four are located in Washington, D.C., nine are located in Las Vegas, Nevada, and two are located in Atlantic City, New Jersey. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; four restaurants and bars within the Venetian Casino Resort as well as four food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center and one restaurant at the Neonopolis Center at Fremont Street. The Florida operations under management include five fast food facilities in Tampa, Florida and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.
    The Company will broadcast its conference call to discuss fourth quarter and full year results over the Internet. The broadcast will be held on Thursday, December 22, 2005 at 11:00 a.m. Eastern Time. To access the broadcast, please visit http://www.viavid.net. A replay of the broadcast will be available within one hour of the call.

    The dial-in numbers to participate in the conference call are:

                      Toll-Free - 1-800-936-9754

                  Toll/International - 1-973-935-2048

    Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission.

ARK RESTAURANTS CORP.
Consolidated Income Statement
For the 13 and 52 week periods ended October 1, 2005 and
the 14 and 53 week periods ended October 2, 2004
(In Thousands, Except per share amounts)
--------------------------------------------------------

                           13 weeks   14 weeks   52 weeks   53 weeks
                             ended      ended      ended      ended

                          October 1, October 2, October 1, October 2,
                             2005       2004       2005       2004
                          ---------- ---------- ---------- ----------

TOTAL REVENUES            $   31,137 $   33,343 $  115,577 $  115,698

COST AND EXPENSES:

Food and beverage cost of
 sales                         7,639      8,497     28,973     29,554
Payroll expenses               9,434      9,950     36,212     36,045
Occupancy expenses             4,431      4,307     16,505     15,900
Other operating costs and
 expenses                      4,090      3,993     14,623     14,492
General and administrative
 expenses                      1,863      2,008      7,318      6,499
Depreciation and
 amortization expenses         1,046        734      3,694      3,591
                          ---------- ---------- ---------- ----------

  Total costs and expenses    28,503     29,489    107,325    106,081
                          ---------- ---------- ---------- ----------

OPERATING INCOME               2,634      3,854      8,252      9,617
                          ---------- ---------- ---------- ----------

OTHER (INCOME) EXPENSE:

Interest expense (income),
 net                             (17)       (46)       (76)        52
Other income                    (240)       (98)      (671)      (595)
                          ---------- ---------- ---------- ----------
  Total other income            (257)      (144)      (747)      (543)
                          ---------- ---------- ---------- ----------

Income from continuing
 operations before income
 taxes                         2,891      3,998      8,999     10,160

Provision for income taxes       828        648      2,782      2,804
                          ---------- ---------- ---------- ----------

Income from continuing
 operations                    2,063      3,350      6,217      7,356

DISCONTINUED OPERATIONS:
Income (loss) from
 operations of
 discontinued restaurants        (73)      (191)       525       (965)

Provision (benefit) for
 income taxes                    (29)         4        163       (266)
                          ---------- ---------- ---------- ----------

Income (loss) from
 discontinued operations         (44)      (195)       362       (699)

NET INCOME                $    2,019 $    3,155 $    6,579 $    6,657
                          ========== ========== ========== ==========

PER SHARE INFORMATION -
 BASIC AND DILUTED:

Continuing operations
 basic                    $      .60 $      .99 $     1.81 $     2.23
Discontinued operations
 basic                    $     (.01)$     (.06)$      .11 $     (.21)
                          ---------- ---------- ---------- ----------
Net basic                 $      .59 $      .93 $     1.92 $     2.01
                          ========== ========== ========== ==========

Continuing operations
 diluted                  $      .58 $      .95 $     1.75 $     2.13
Discontinued operations
 diluted                  $     (.01)$     (.06)$      .10 $     (.20)
                          ---------- ---------- ---------- ----------
Net diluted               $      .57 $      .89 $     1.85 $     1.93
                          ========== ========== ========== ==========

WEIGHTED AVERAGE NUMBER OF
 SHARES-BASIC                  3,459      3,394      3,436      3,305
                          ========== ========== ========== ==========

WEIGHTED AVERAGE NUMBER OF
 SHARES-DILUTED                3,553      3,525      3,555      3,444
                          ========== ========== ========== ==========

EBITDA from Continuing
 Operations Reconciliation
Pre tax earnings          $    2,891 $    3,998 $    8,999 $   10,160
Depreciation and
 amortization                  1,046        734      3,694      3,591
Interest, net                    (17)       (46)       (76)        52
                          ---------- ---------- ---------- ----------

EBITDA (a)                $    3,920 $    4,686 $   12,617 $   13,803
                          ========== ========== ========== ==========

(a) EBITDA from continuing operations is defined as earnings before interest, taxes depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA from continuing operations to the most comparable GAAP financial measure, net income, is included above.

    CONTACT: Ark Restaurants Corp.
             Robert Towers, 212-206-8800
             bob@arkrestaurants.com